As filed with the Securities and Exchange Commission on July 23, 2004
Registration No. 333-_______________

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER
THE SECURITIES ACT OF 1933

DIGITAL IMPACT, INC.

(Exact name of Registrant as specified in its charter)

177 Bovet Road, Suite 200
Delaware	San Mateo, California 94402	94-3286913
(State of Incorporation)	(Address of principal executive offices, including zip code)	(IRS Employer Identification Number)

MARKETLEAP.COM, INC. 2000 LONG-TERM INCENTIVE PLAN
(Full title of the plans)

William Park
President, Chief Executive Officer and Chairman of the Board of Directors
DIGITAL IMPACT, INC.
177 Bovet Road, Suite 200
San Mateo, California 94402
(650) 356-3400
(Name, address and telephone number of agent for service)

Copy to:
Selim Day, Esq.
WILSON SONSINI GOODRICH & ROSATI
Professional Corporation
650 Page Mill Road
Palo Alto, California 94304

CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
		Maximum	Maximum	Amount of
	Amount to be	Offering Price	Aggregate	Registration
Title of Securities to be Registered	Registered (1)	Per Share (2)	Offering Price	Fee
Common Stock, $0.001 par value, to be issued under the Marketleap.com, Inc. 2000 Long- Term Incentive Plan	471,651	$0.1813	$85,526.46	$10.84

(1)	This Registration Statement shall also cover any additional shares of Digital Impact, Inc.’s Common Stock which become issuable under the Marketleap.com, Inc. 2000 Long Term Incentive Plan by reason of a stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in the increase in the number of the outstanding shares of Digital Impact, Inc.’s Common Stock.

(2)	Estimated in accordance with Rule 457(h) under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee, based on the aggregate offering price of the outstanding options.

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information*

Item 2. Registrant Information and Employee Plan Annual Information*

* Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with the “Note” to Part I of Form S-8.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Information Incorporated by Reference.

Digital Impact, Inc., (the “Registrant”), hereby incorporates by reference into this Registration Statement the following documents and information previously filed with the Securities and Exchange Commission:

(a) The Registrant’s Annual Report on Form 10-K for the fiscal year ended March 31, 2004;

(b) The Registrant’s Periodic Report on Form 8-K filed on July 12, 2004; and

(c) The description of the Registrant’s common stock contained in the Registrant’s Registration Statement on Form 8-A filed pursuant to Section 12 of the Securities and Exchange Act of 1934, as amended (the “EXCHANGE ACT”), on October 22, 1999.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing such documents.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law permits a corporation to include in its charter documents, and in agreements between the corporation and its directors and officers, provisions expanding the scope of indemnification beyond that specifically provided by the current law.

Article VIII of the Registrant’s Restated Certificate of Incorporation provides for the indemnification of directors to the fullest extent permissible under Delaware law.

Article VI of the Registrant’s Bylaws provides for the indemnification of officers, directors and third parties acting on behalf of the Registrant if such person acted in good faith and in a manner reasonably believed to be in and not opposed to the best interest of the Registrant, and, with respect to any criminal action or proceeding, the indemnified party had no reason to believe his or her conduct was unlawful.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

Exhibit
Number
4.1	Marketleap.com, Inc. 2000 Long-Term Incentive Plan
5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation
23.1	Consent of PricewaterhouseCoopers LLP
23.2	Consent of Counsel (contained in Exhibit 5.1)
24.1	Power of Attorney (see signature page)

_______________________

Item 9. Undertakings.

(a) The Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Mateo, State of California, on July 23, 2004.

DIGITAL IMPACT, INC.

By:	/s/ William Park
William Park
President, Chief Executive Officer and Chairman of the Board of Directors

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints William Park and David Oppenheimer, jointly and severally, his or her attorneys-in-fact, each with full power of substitution, for him or her in any and all capacities, to sign any amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on July 23, 2004.

Signature	Title
/s/ William Park	President, Chief Executive Officer and Chairman of the Board of Directors (Principal Executive Officer)
William Park

/s/ David Oppenheimer	Senior Vice President, Finance, Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)
David Oppenheimer

/s/ Gerardo Capiel	Chief Technology Officer and Director

Gerardo Capiel

/s/ Peter Pervere	Director

Peter Pervere

/s/ Michael Brown	Director

Michael Brown

/s/ Edward J. Spiegel	Director

Edward J. Spiegel

INDEX TO EXHIBITS

Exhibit
Number	Description
4.1	Marketleap.com, Inc. 2000 Long-Term Incentive Plan
5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation
23.1	Consent of PricewaterhouseCoopers LLP
23.2	Consent of Counsel (contained in Exhibit 5.1)
24.1	Power of Attorney (see signature page)